Exhibit 99.1

Virtuoso Acquisition Corp. Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

Westport, CT, June 3, 2021 (GLOBE NEWSWIRE) – Virtuoso Acquisition Corp. (NASDAQ: VOSOU) (the “Company”) today announced that it has received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the "Form 10-Q") in a timely fashion. The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the "SEC") on May 17, 2021, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on May 24, 2021. The Company was unable to meet the filing deadline for its Form 10-Q due to the Company’s conclusion that its outstanding warrants should be accounted for as a liability and the scope and process for updating the Company’s financial statements accordingly.

Nasdaq has informed the Company that, under Nasdaq rules, the Company will have 60 calendar days from the date of the Notice (May 28, 2021) to file its Form 10-Q with the SEC, or July 28, 2021. The Company can regain compliance with Nasdaq listing standards during this sixty-day period when the Company files its Form 10-Q with the SEC. During the sixty-day period, Nasdaq will closely monitor the status of the Company's late filing and related public disclosures. If the Company fails to file its Form 10-Q within such sixty-day period, Nasdaq may, in its sole discretion, allow the Company's units, warrants and common stock to trade for up to 180 days from the Form 10-Q’s filing due date, or November 22, 2021) (an “Additional Period”) depending on specific circumstances, as outlined in the rule. If Nasdaq determines that an Additional Period is not appropriate, suspension and delisting procedures will commence pursuant to the Nasdaq Listing Rules. If Nasdaq determines that an Additional Period is appropriate and the Company fails to file its Form 10-Q and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence. Regardless of the procedures described above, Nasdaq may commence delisting proceedings at any time during the period that is available to complete the filing, if circumstances warrant.

As noted above, the Company is working diligently to complete its Form 10-Q. The Company intends to file it as soon as practicable to regain compliance with Nasdaq continued listing standards.

No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules. If the Company's units, warrants and common stock are ultimately suspended from trading on, or delisted from, Nasdaq for any reason, it could have adverse consequences including, among others: lower demand and market price for the Company's securities; adverse publicity; and a reduced ability to consummate a business combination.

About Virtuoso Acquisition Corp.

Virtuoso Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On May 28, the Company and Wejo Limited, a UK based entity that is a leader in connected vehicle data, announced that they have entered into a definitive agreement for a business combination. The tranasction is expected to close in the later part of 2021. The Company is led by Chief Executive Officer Jeffrey D. Warshaw and Chief Financial Officer Michael O. Driscoll.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Jeffrey D. Warshaw

Chief Executive Officer

jeff@virtuosoacquisition.com

203 571-6161